Exhibit 99.1

News Release

For more information contact:
David Pasquale
Global IR Partners
914-337-8801
lscc@globalirpartners.com

LATTICE SEMICONDUCTOR TO DISCUSS BUSINESS OUTLOOK AT TODAY’S ANALYST & INVESTOR MEETING

PORTLAND, OR - October 12, 2017 - Lattice Semiconductor Corporation (NASDAQ: LSCC), the leading provider of customizable smart connectivity solutions, announced that it would discuss its preliminary business outlook based on current expectations at the Company’s analyst and investor meeting today at the Shelburne NYC Hotel. A live webcast will begin at 10:00 a.m. EDT today at www.LatticeSemi.com, with a replay available for those unable to attend the presentations in person. The Company plans to release financial results and host a conference call for the third quarter of 2017 in early November.

Darin Billerbeck, President and CEO, commented, “We have a clear pathway to growth and profitability, with stability in our core business as the foundation to build upon. At today’s analyst and investor meeting, we are discussing how Edge of the cloud devices and applications require our Edge connectivity and Edge intelligence solutions. Edge connectivity drives our core business stability and growth today, while Edge intelligence will accelerate our future growth. We remain committed to creating greater shareholder value as we work to deliver increased free cash flow for future investments and to pay down our debt.”

Preliminary Company Business Outlook Based on Current Expectations:

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Revenue: Revenue is expected to be approximately $91 million to $93 million for the third quarter 2017, approximately $92 million to $97 million for the fourth quarter 2017, and approximately $383 million to $388 million for the full year 2017.

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Gross Margin: Gross margin percentage for the third quarter of 2017 is expected to be approximately 56% plus or minus 2%, with gross margin for both the fourth quarter and full year 2017 expected to be approximately 56% plus or minus 2% on a GAAP basis. Gross margin percentage is expected to be approximately 56% plus or minus 2% on a non-GAAP basis for the third quarter of 2017, with gross margin for both the fourth quarter and full year 2017 expected to be approximately 56% plus or minus 2% on a non-GAAP basis.

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Total Operating Expenses: Total operating expenses, excluding acquisition, impairment and restructuring related charges, amortization of intangibles and stock compensation, are expected to be approximately $45 million to $47 million for the third quarter 2017, approximately $43 million to $45 million for the fourth quarter 2017 and approximately $182 million to $186 million on a non-GAAP basis for the full year 2017.

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Full Year 2018: The Company is targeting double-digit annual revenue growth, gross margin percentage at the mid-50% level, operating expenses excluding items noted above at approximately 37% to 38% of revenue and operating income in the mid-to-high teens, with EBITDA of approximately $110 million to $120 million, free cash flow of approximately $80 million to $100 million and a debt reduction of approximately $50 million to $60 million.

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Restructuring and Impairment Charges: The Company expects GAAP results for the third quarter 2017 will reflect restructuring charges of approximately $3.5 million to $4.0 million, primarily related to operating expense reduction actions taken. The Company also expects GAAP results for the third quarter 2017 will reflect a non-cash impairment charge of approximately $36 million, related to the Company’s strategic decision to cease future investment in wired ASSP development as it concentrates its resources on higher potential growth opportunities.

Forward-Looking Statements Notice:

The foregoing paragraphs contain forward-looking statements that involve estimates, assumptions, risks and uncertainties. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Such forward-looking statements include statements relating to: our belief that we have a clear pathway to growth and profitability, with stability in our core business as the foundation to build upon; that Edge of the cloud devices and applications require our Edge connectivity and Edge intelligence solutions; that Edge connectivity will drive our core business stability and growth today, while Edge intelligence will accelerate our future growth; and those statements under the heading “Company Updates Business Outlook” relating to revenue, gross margin, total operating expenses, EBITDA, free cash flow and debt reduction for Q3 2017, Q4 2017 and the full fiscal years 2017 and 2018, and restructuring and impairment charges for Q3 2017. Other forward-looking statements may be indicated by words such as “will,” “could,” “should,” “would,” “may,” “expect,” “plan,” “project,” “anticipate,” “intend,” “forecast,” “future,” “believe,” “estimate,” “predict,” “propose,” “potential,” “continue” or the negative of these terms or other comparable terminology. Lattice believes the factors identified below could cause actual results to differ materially from the forward-looking statements.

Estimates of future revenue are inherently uncertain due to, among other things, the high percentage of quarterly “turns” business. In addition, revenue is affected by such factors as global economic conditions, which may affect customer demand, pricing pressures, competitive actions, the demand for our Mature, Mainstream and New products, and in particular our iCE40™ and MachXO3L™ devices, the ability to supply products to customers in a timely manner, changes in our distribution relationships, or the volatility of our consumer business. Actual gross margin percentage and operating expenses could vary from the estimates on the basis of, among other things, changes in revenue levels, changes in product pricing and mix, changes in wafer, assembly, test and other costs, including commodity costs, variations in manufacturing yields, the failure to sustain operational improvements, the actual amount of compensation charges due to stock price changes. Any unanticipated declines in revenue or gross margin, any unanticipated increases in our operating expenses or unanticipated charges could adversely affect our profitability.

In addition to the foregoing, other factors that may cause actual results to differ materially from the forward-looking statements in this press release include global economic uncertainty, overall semiconductor market conditions, market acceptance and demand for our new products, the Company's dependencies on its silicon wafer suppliers, the impact of competitive products and pricing, and technological and product development risks. In addition, actual results are subject to other risks and uncertainties that relate more broadly to our overall business, including those risks more fully described in Lattice’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2016, and Lattice’s quarterly reports filed on Form 10-Q.

You should not unduly rely on forward-looking statements because actual results could differ materially from those expressed in any forward-looking statements. In addition, any forward-looking statement applies only as of the date on which it is made. The Company does not intend to update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Lattice Semiconductor:

Lattice Semiconductor (NASDAQ: LSCC) is a leader in smart connectivity solutions at the network edge, where the “things” of IoT live. Our low power FPGA, 60 GHz millimeter wave, video ASSP and IP products deliver edge intelligence, edge connectivity, and control solutions to the consumer, communications, industrial, compute, and automotive markets. Our unwavering commitment to our global customers enables them to accelerate their innovation, creating an ever better and more connected world.

For more information about Lattice please visit www.latticesemi.com. You can also follow us via LinkedIn, Twitter, Facebook, YouTube, WeChat, Weibo or Youku.

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